Exhibit 99.1

Fastly Announces Leadership Transition

Artur Bergman Transitions to Chief Architect and Executive Chairperson, Joshua Bixby

Succeeds Bergman as CEO. David Hornik Appointed Lead Independent Director of the Board.

SAN FRANCISCO, CA – February 20, 2020 – Fastly, Inc. (NYSE: FSLY), provider of a global edge cloud platform, today announced that Artur Bergman has transitioned from his role as Chief Executive Officer to the role of Chief Architect and Executive Chairperson. Joshua Bixby, the President of Fastly, succeeds Mr. Bergman as CEO. Fastly also announced today that Board member David Hornik has been appointed Lead Independent Director.

In his full-time role as Chief Architect and Executive Chairperson, Mr. Bergman will continue to collaborate closely with Mr. Bixby as he transitions into the role of CEO. He will help oversee the long-term strategic direction of the company, while also renewing his focus on product development, working closely with developers and customers. Mr. Bixby, who has served as President of Fastly since 2017, has the extensive corporate leadership experience and significant technological acumen required to lead Fastly into its next stage of growth.

“I have always been deeply committed to delivering a secure, reliable and developer-oriented edge cloud platform and growing our company values-first,” said Bergman. “As CEO, it has been exciting to lead and grow the business into what it is today, especially through our transition to a public company. We have seen tremendous growth over the past few years and I believe Fastly is well-positioned to capture the significant opportunity ahead of us. As a developer at heart, my passions lie in building the architecture and innovation that will allow Fastly to continue to grow. Now is the right time for me to transition into a new role and hand the reins to Fastly’s next leader. I have collaborated with Joshua on every aspect of the business for over six years now. His passion, deep understanding, and knowledge of the business make this transition a natural fit, and will be key as we continue to build on our momentum.”

“I am thrilled to have the opportunity to step into the CEO role as we further our mission to make it easier for innovators to deliver,” said Bixby. “As we begin our second fiscal year as a public company, we are focused on continuing to drive strong customer growth and engagement through enhanced products and services, including our Compute@Edge and security offerings.” Mr. Bixby continued, “I am grateful for the confidence that the Board and Artur have placed in me. Artur built Fastly into an innovative, high-growth company poised for long-term success. I look forward to continuing to collaborate with him and other members of the management team as we execute our strategy.”

“I have had the pleasure of working closely with Artur and Joshua for more than six years now,” said David Hornik. “Artur has done a phenomenal job growing Fastly’s customer base, increasing revenue and gross margin, and most importantly, expanding our product offerings for our customers. I am confident that in his new role as Chief Architect and Executive Chairperson, Artur will drive further enhancements across our portfolio of offerings, providing an even better experience for all customers. Joshua has been an invaluable member of the team, working closely with Artur across the business and on our long-term strategy, and he has the full confidence of the Board to lead Fastly into the future. On behalf of the Board, we all look forward to working with them both as we continue to build on the positive momentum that Artur established.” Mr. Hornik added, “I am also pleased to assume the role of Lead Independent Director in order to help ensure that our Board continues to follow best practices and function effectively as Fastly works to build a trustworthy internet.”

About Artur Bergman

Artur Bergman has served as our Chief Architect and Executive Chairperson and Chairperson of the Board of Directors since February 2020. He served as our CEO from Fastly’s founding in March 2011 until February 2020. From September 2007 to June 2011, Mr. Bergman served as Manager, Vice President, then Chief Technology Officer of Wikia, Inc., a global community knowledge-sharing platform. From November 2005 to March 2007, Mr. Bergman served as Engineering Manager for SixApart, a social networking service. From the second half of 2003 to August 2005, Mr. Bergman served as Engineering Manager of Fotango, Ltd., a subsidiary of Canon Europe.

About Joshua Bixby

Joshua Bixby has served as our CEO since February 2020 and served as our President from May 2017 to February 2020. He has been on the executive leadership team at Fastly since December 2015 and served in a part-time advisory role since 2013. From February 2013 to August 2013, Mr. Bixby served as Vice President of Acceleration at Radware Ltd., a cybersecurity and application delivery solutions company. Mr. Bixby served as President and co-founder of Strangeloop Networks, a web application acceleration solutions company, from June 2006 until its acquisition by Radware in February 2013. From October 2002 to April 2006, Mr. Bixby was a co-founder, President and Chief Executive Officer of IronPoint Technology, Inc., a content management software solutions company. Mr. Bixby is the founder of Stanley Park Ventures, an early stage foundry based in Vancouver, British Columbia. Mr. Bixby earned his B.A. in Management and Business Economics from the University of Toronto.

About David Hornik

David M. Hornik has served as a member of our board of directors since February 2013, and as Lead Independent Director since February 2020. Since May 2016 Mr. Hornik has served on the board of directors of Bill.com Holdings, Inc., a financial technology company. Since 2000, Mr. Hornik has been a partner at August Capital, a venture capital firm. From August 2004 to September 2017, Mr. Hornik served as a member of the board of directors of Splunk, Inc, a software and data solutions company. Prior to joining August Capital, Mr. Hornik was an intellectual property and corporate attorney at the law firms of Venture Law Group and Perkins Coie LLP, and a litigator at the law firm of Cravath, Swaine & Moore LLP. Mr. Hornik holds an A.B. from Stanford University, an M.Phil from Cambridge University and a J.D. from Harvard Law School.

About Fastly

Fastly helps people stay better connected with the things they love. Fastly’s edge cloud platform enables customers to create great digital experiences quickly, securely, and reliably by processing, serving, and securing our customers’ applications as close to their end-users as possible — at the edge of the internet. The platform is designed to take advantage of the modern internet, to be programmable, and to support agile software development. Fastly’s customers use our edge cloud platform to ensure concertgoers can buy tickets to the live events they love, travelers can book flights seamlessly and embark on their next great adventure, and sports fans can stream events in real time, across devices. They include many of the world’s most prominent companies, including Alaska Airlines, The New York Times, and Ticketmaster.

This press release contains “forward-looking” statements that are based on Fastly’s beliefs and assumptions and on information currently available to Fastly on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, those regarding Fastly’s market opportunity and its ability to deliver its products and services. Except as required by law, Fastly assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause Fastly’s actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (SEC), including in its quarterly report on Form 10-Q for the quarter ended September 30, 2019. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

Investor Contact:

Maria Lukens

ir@fastly.com

Media Contact:

Elaine Greenberg

press@fastly.com

Source: Fastly, Inc.